Exhibit 99.1

Lennox International Reports Third Quarter EPS from Continuing Operations Up 34%

•	Revenue up 8% at constant currency, led by 13% Residential growth

•	Total segment profit margin up 190 basis points to record 11.9%

•	Adjusted and GAAP EPS from continuing operations of $1.30, up 34%

•	Repurchased $33 million of stock in the quarter and raising repurchase guidance from $100 million to $125 million for 2013

•	Raising low end of 2013 adjusted EPS from continuing operations guidance, from $3.45-$3.75 to a range of $3.50-$3.75

DALLAS, October 21, 2013 – Lennox International Inc. (NYSE: LII) today reported financial results for the third quarter of 2013. Financial results in prior periods have been revised to reflect sold businesses in discontinued operations.

Revenue for the third quarter was $868 million, up 8% at constant currency from the prior-year quarter and up 7% including the negative impact of foreign exchange. Both adjusted and GAAP earnings per share from continuing operations were $1.30, compared to $0.97 in the prior-year quarter, up 34% to a record GAAP EPS.

“Lennox International’s strong business momentum continued in the third quarter, with revenue up 8% from the prior-year quarter at constant currency and total segment profit margin up 190 basis points to a record level of 11.9%,” said Chairman and CEO Todd Bluedorn. “In our Residential business, revenue was up 13% at constant currency, led by strong double-digit growth in replacement business with favorable price and mix. Residential margin expanded 330 basis points to 13.1%. Residential profit grew 51%. In our Commercial business, revenue was up 8% at constant currency, led by strong growth in national account equipment and services, as well as continued momentum in the emergency replacement market. Commercial profit grew 21% as segment margin expanded 160 basis points to a record 16.4%. In Refrigeration, global market conditions remained choppy. Revenue was down 2% at constant currency on soft market conditions in Australia and Europe. North America was up slightly, and China and South America saw strong growth. Refrigeration profit was down 5%. Refrigeration margin was flat at 12.3%. For the company overall in 2013, given our strong performance year-to-date and current outlook, we are reiterating our revenue growth guidance of 6-8% and raising the low end of adjusted EPS from continuing operations guidance to $3.50-$3.75. Looking ahead, the company remains strategically well-positioned to capitalize on growth in our major end markets and drive increased profitability through our key operational initiatives.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue for the third quarter was $868 million, up 7% from the prior-year quarter. Foreign exchange had a negative 1 point impact. Volume and price/mix were up from the prior-year quarter.

Gross Profit: Gross profit for the third quarter was $237 million, up 16% from the prior-year quarter. Gross margin was 27.4%, up 210 basis points from 25.3% in the prior-year quarter. Gross profit was primarily impacted by higher volume, favorable price/mix and lower material costs, partially offset by investments in distribution.

Income from Continuing Operations: Adjusted income from continuing operations in the third quarter was $65.5 million, or $1.30 per share, compared to $49.7 million, or $0.97 per share, in the prior-year quarter. Adjusted earnings from continuing operations for the third quarter of 2013 excludes a special legal contingency charge of $0.5 million after-tax, $0.7 million after-tax for the net change in unrealized gains on unsettled futures contracts, and a $0.1 million gain after-tax for other items, net.

On a GAAP basis, income from continuing operations for the third quarter was $65.8 million, or $1.30 per share, compared to $49.7 million, or $0.97 per share, in the prior-year quarter.

Free Cash Flow and Total Debt: Net cash from operations in the third quarter was $153 million, compared to $75 million in the prior-year quarter. The company invested $18 million in capital assets in the third quarter. Free cash flow was approximately $136 million, compared to $63 million in the prior-year quarter. Total debt at the end of the third quarter was $435 million, and total cash and cash equivalents were $38 million. The company paid $12 million in dividends and repurchased $33 million of stock in the third quarter.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating & Cooling

Third quarter 2013 revenue in the Residential Heating & Cooling business segment was $434 million, up 12% from the prior-year quarter. Foreign exchange had a negative 1 point impact on revenue growth. Segment profit was $57 million, up 51% from the prior-year quarter. Segment profit margin was 13.1%, up 330 basis points. Results were primarily impacted by higher volume, favorable price/mix, and lower material costs, with partial offsets from higher SG&A and investments in distribution expansion.

Commercial Heating & Cooling

Revenue in the Commercial Heating & Cooling business segment was $239 million in the third quarter, up 9% from the prior-year quarter. Foreign exchange had a positive 1 point impact on revenue growth. Segment profit was $39 million, up 21% from the prior-year quarter. Segment profit margin was 16.4%, up 160 basis points. Results were primarily impacted by higher volume and lower material costs, with partial offsets from higher SG&A and investments in distribution expansion.

Refrigeration

Revenue in the Refrigeration business segment was $195 million in the third quarter, down 4% from the prior-year quarter. Foreign exchange had a negative 2 point impact on revenue. Segment profit was $24 million, down 5% from the prior-year quarter. Segment profit margin was flat at 12.3%. Results were primarily impacted by lower volume and SG&A investments, with a partial offset from lower material costs.

FULL-YEAR OUTLOOK

The company is reiterating its revenue growth guidance and raising the low end of its EPS from continuing operations guidance for 2013.

•	Reiterating revenue growth guidance of 6-8%; foreign exchange is still expected to have a neutral impact on revenue on a full-year basis.

•	Raising the low end of adjusted EPS from continuing operations guidance from $3.45-$3.75 to a range of $3.50-$3.75.

•	Raising the low end of GAAP EPS from continuing operations guidance from $3.38-$3.68 to a range of $3.43-$3.68.

•	Reiterating tax rate guidance of 34-35% on a full-year basis.

•	Reiterating capital expenditure guidance of approximately $60 million in 2013.

•	Raising stock repurchase guidance from $100 million to $125 million for 2013, including plans to repurchase $59 million in the fourth quarter.

•	Reiterating average diluted share count guidance of approximately 51 million shares for the full year.

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s third quarter results will be held this morning at 8:30 a.m. Central time. To listen, dial the conference call line at 612-332-0630 at least 10 minutes prior to the scheduled start time and use reservation number 303703. The conference call will also be webcast on Lennox International’s web site at www.lennoxinternational.com.

A replay will be available from 11:00 a.m. Central time on October 21 through October 28, 2013 by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 303703. The call will also be archived on the company’s web site.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2013, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, a decline in new construction activity and the related demand for products and services, and those factors listed in Item 1A of LII’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “10-K”), which are incorporated by reference. For information concerning these and other risks and uncertainties, see the 10-K and LII’s other publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$868.0	$809.7	$2,449.5	$2,264.5
Cost of goods sold	630.6	604.8	1,796.1	1,710.6

Gross profit	237.4	204.9	653.4	553.9
Operating Expenses:
Selling, general and administrative expenses	136.9	125.9	424.0	379.8
Losses (gains) and other expenses, net	(0.3)	0.3	2.8	0.2
Restructuring charges	0.3	0.4	3.2	3.1
Income from equity method investments	(3.3)	(2.6)	(10.7)	(8.8)

Operational income from continuing operations	103.8	80.9	234.1	179.6
Interest expense, net	3.8	4.4	10.8	13.4
Other expense (income), net	—	—	(0.1)	0.1

Income from continuing operations before income taxes	100.0	76.5	223.4	166.1
Provision for income taxes	34.2	26.8	77.5	57.6

Income from continuing operations	65.8	49.7	145.9	108.5
Discontinued Operations:
Loss from discontinued operations before income taxes	(2.3)	(24.6)	(15.7)	(57.2)
Benefit from income taxes	(0.8)	(4.3)	(6.4)	(16.7)

Loss from discontinued operations	(1.5)	(20.3)	(9.3)	(40.5)

Net income	$64.3	$29.4	$136.6	$68.0

Earnings per share – Basic:
Income from continuing operations	$1.32	$0.98	$2.92	$2.13
Loss from discontinued operations	(0.03)	(0.40)	(0.19)	(0.79)

Net income	$1.29	$0.58	$2.73	$1.34

Earnings per share – Diluted:
Income from continuing operations	$1.30	$0.97	$2.87	$2.11
Loss from discontinued operations	(0.03)	(0.40)	(0.18)	(0.79)

Net income	$1.27	$0.57	$2.69	$1.32

Average shares outstanding:
Basic	49.7	50.6	50.0	50.8
Diluted	50.5	51.3	50.8	51.5

Cash dividends declared per share	$0.24	$0.20	$0.68	$0.56

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

SEGMENT NET SALES AND PROFIT (LOSS)

(Unaudited)

(In millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net Sales
Residential Heating & Cooling	$433.9	$386.3	$1,224.5	$1,070.7
Commercial Heating & Cooling	239.1	219.7	631.8	597.9
Refrigeration	195.0	203.7	593.2	595.9

	$868.0	$809.7	$2,449.5	$2,264.5

Segment Profit (Loss) (A)
Residential Heating & Cooling	$57.0	$37.7	$143.7	$90.7
Commercial Heating & Cooling	39.2	32.5	84.8	74.1
Refrigeration	23.9	25.1	66.5	60.6
Corporate and other	(16.6)	(14.3)	(56.2)	(43.7)

Subtotal that includes segment profit and eliminations	103.5	81.0	238.8	181.7
Reconciliation to Income from continuing operations before income taxes:
Special product quality adjustments	(0.4)	0.9	(0.5)	1.0
Items in Losses (gains) and other expenses, net that are excluded from segment profit (loss) (B)	(0.2)	(1.2)	2.0	(2.0)
Restructuring charges	0.3	0.4	3.2	3.1
Interest expense, net	3.8	4.4	10.8	13.4
Other expense (income), net	—	—	(0.1)	0.1

Income from continuing operations before income taxes	$100.0	$76.5	$223.4	$166.1

(A)	The Company defines segment profit and loss as a segment’s Income or Loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations, excluding:

¡	Special product quality adjustments;

¡	Items in Losses (gains) and other expenses, net that are noted in (B);

¡	Restructuring charges;

¡	Goodwill, long-lived asset and equity method investment impairments;

¡	Interest expense, net;

¡	Other expense (income), net.

(B)	Items in Losses (gains) and other expenses, net that are excluded from segment profit or loss are the net change in unrealized gains and/or losses on unsettled future contracts, special legal contingency charges and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except shares and par value)

	As of September 30, 2013	As of December 31, 2012
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$37.8	$51.8
Accounts and notes receivable, net of allowances of $9.3 and $9.5 in 2013 and 2012, respectively	489.2	373.4
Inventories, net	430.0	374.8
Deferred income taxes, net	29.5	27.5
Other assets	50.8	61.0
Assets of discontinued operations	—	98.6

Total current assets	1,037.3	987.1
Property, plant and equipment, net of accumulated depreciation of $615.8 and $584.8 in 2013 and 2012, respectively	314.8	298.2
Goodwill	218.8	223.8
Deferred income taxes	111.8	102.8
Other assets, net	73.0	80.0

Total assets	$1,755.7	$1,691.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$167.9	$34.9
Current maturities of long-term debt	0.8	0.7
Accounts payable	324.1	284.7
Accrued expenses	281.4	259.6
Income taxes payable	21.6	4.5
Liabilities of discontinued operations	—	55.2

Total current liabilities	795.8	639.6
Long-term debt	266.2	351.0
Post-retirement benefits, other than pensions	3.8	6.1
Pensions	138.1	134.4
Other liabilities	69.6	62.5

Total liabilities	1,273.5	1,193.6
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	916.2	898.3
Retained earnings	847.1	744.4
Accumulated other comprehensive loss	(93.9)	(22.3)
Treasury stock, at cost, 37,593,995 shares and 36,937,632 shares in 2013 and 2012, respectively	(1,189.4)	(1,124.5)
Noncontrolling interests	1.3	1.5

Total stockholders’ equity	482.2	498.3

Total liabilities and stockholders’ equity	$1,755.7	$1,691.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2013 and 2012

(Unaudited)

(In millions)

	2013	2012
Cash flows from operating activities:
Net income	$136.6	$68.0
Net loss from discontinued operations	9.3	40.5
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(10.7)	(8.8)
Dividends from affiliates	9.1	6.9
Restructuring expenses, net of cash paid	(1.2)	—
Provision for bad debts	2.7	2.0
Unrealized losses (gains) on derivative contracts	0.7	(1.4)
Stock-based compensation expense	20.5	10.5
Depreciation and amortization	43.1	41.1
Deferred income taxes	0.1	0.5
Other items, net	13.5	3.3
Changes in assets and liabilities, net of effects of divestitures:
Accounts and notes receivable	(125.3)	(62.4)
Inventories	(76.4)	(81.3)
Other current assets	(13.7)	(5.0)
Accounts payable	29.4	20.8
Accrued expenses	18.3	32.1
Income taxes payable and receivable	12.9	13.7
Other	9.3	(3.6)
Net cash used in discontinued operations	(13.2)	(12.5)

Net cash provided by operating activities	65.0	64.4
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	0.1	0.1
Purchases of property, plant and equipment	(41.0)	(28.0)
Net proceeds from sale of businesses	8.1	10.1
Net cash used in discontinued operations	(0.1)	(0.3)

Net cash used in investing activities	(32.9)	(18.1)
Cash flows from financing activities:
Short-term borrowings, net	3.8	1.3
Asset securitization borrowings	330.0	480.0
Asset securitization payments	(200.0)	(455.0)
Long-term debt payments	(0.7)	(0.9)
Borrowings from revolving credit facility	998.0	696.0
Payments on revolving credit facility	(1,083.5)	(706.0)
Proceeds from employee stock purchases	1.3	0.3
Repurchases of common stock	(66.0)	(35.0)
Repurchases of common stock to satisfy employee withholding tax obligations	(7.7)	(3.4)
Excess tax benefits related to share-based payments	4.7	1.7
Cash dividends paid	(22.1)	(27.5)

Net cash used in financing activities	(42.2)	(48.5)
Decrease in cash and cash equivalents	(10.1)	(2.2)
Effect of exchange rates on cash and cash equivalents	(3.9)	6.0
Cash and cash equivalents, beginning of period	51.8	45.0

Cash and cash equivalents, end of period	$37.8	$48.8

Supplementary disclosures of cash flow information:
Cash paid during the period for:
Interest, net	$9.4	$11.8

Income taxes (net of refunds)	$53.6	$27.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited)

(In millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Income from continuing operations, a GAAP measure	$65.8	$49.7	$145.9	$108.5
Restructuring charges, after tax	0.2	0.3	2.1	2.1
Special product quality adjustments, after tax (b)	(0.3)	0.6	(0.4)	0.9
Special legal contingency charges, after tax (a)	0.5	—	0.7	—
Net change in unrealized losses (gains) on unsettled future contracts, after tax (a)	(0.7)	(0.9)	0.4	(1.7)
Other items, net, after tax (a)	—	—	0.3	0.3

Adjusted income from continuing operations, a non-GAAP measure	$65.5	$49.7	$149.0	$110.1

Income per share from continuing operations – diluted, a GAAP measure	$1.30	$0.97	$2.87	$2.11
Restructuring charges, after tax	—	0.01	0.04	0.04
Special product quality adjustments, after tax (b)	—	0.01	(0.01)	0.02
Special legal contingency charges, after tax (a)	0.01	—	0.01	—
Net change in unrealized losses (gains) on unsettled future contracts, after tax (a)	(0.01)	(0.02)	0.01	(0.03)
Other items, net, after tax (a)	—	—	0.01	—

Adjusted earnings per share from continuing operations – diluted, a non-GAAP measure	$1.30	$0.97	$2.93	$2.14

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Components of Losses (gains) and other expenses, net (pre-tax):
Realized losses on settled future contracts (a)	$0.4	$0.5	$0.8	$1.4
Foreign currency exchange loss (gain) (a)	(0.5)	1.0	—	0.7
Loss on disposal of fixed assets (a)	—	—	—	0.1
Net change in unrealized losses (gains) on unsettled futures contracts (b)	(1.1)	(1.4)	0.7	(2.5)
Special legal contingency charge (b)	0.8	—	1.0	—
Other items, net (b)	0.1	0.2	0.3	0.5

Losses (gains) and other expenses, net (pre-tax)	$(0.3)	$0.3	$2.8	$0.2

(a)	Included in segment profit (loss) and adjusted income from continuing operations
(b)	Excluded from segment profit (loss) and adjusted income from continuing operations

Reconciliation of Estimated Adjusted Income per Share from Continuing Operations – Diluted, a Non-GAAP measure, to Income per Share from Continuing Operations – Diluted, a GAAP measure

For the Year Ended December 31, 2013 ESTIMATED
Adjusted income per share from continuing operations – diluted, a Non-GAAP measure	$3.50 - $3.75
Restructuring charges and other items	(0.07)

Income per share from continuing operations – diluted, a GAAP measure	$3.43 - $3.68

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net cash provided by operating activities, a GAAP measure	$153.3	$75.0	$65.0	$64.4
Purchases of property, plant and equipment	(17.6)	(11.6)	(41.0)	(28.0)
Proceeds from the disposal of property, plant and equipment	0.1	—	0.1	0.1

Free cash flow, a Non-GAAP measure	$135.8	$63.4	$24.1	$36.5

Calculation of Debt to EBITDA Ratio:

Trailing Twelve Months to September 30, 2013
EBIT (a)	$281.3
Depreciation and amortization expense (b)	$57.4

EBITDA (a + b)	$338.7

Total debt at September 30, 2013 (c)	$434.9

Total Debt to EBITDA ratio ((c / (a + b))	1.3

Reconciliation of EBIT, a Non-GAAP measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure

Trailing Twelve Months to September 30, 2013
EBIT per above, a Non-GAAP measure	$281.3
Special product quality adjustments	(0.4)
Items in Losses (gains) and other expenses, net that are excluded from segment profit	3.8
Restructuring charges	4.3
Interest expense, net	14.4
Other expenses, net	0.1

Income from continuing operations before income taxes, a GAAP measure	$259.1